UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2011

The Wilber Corporation
(Exact name of registrant as specified in its charter)

New York	001-31896	15-6018501
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

245 Main Street, Oneonta, New York 13820
(Address of principal executive offices)

Registrant’s telephone number, including area code: (607) 432-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote by Security Holders.

At a Special Meeting of Shareholders held on March 25, 2011 (the “Special Meeting”), shareholders of The Wilber Corporation (“Wilber”) voted to adopt and approve the Agreement and Plan of Merger, dated as of October 22, 2010, by and between Community Bank System, Inc. (“CBSI”) and Wilber, which provides for the merger of Wilber with and into CBSI (the “Merger”). The following summary represents the number of shares voted and the corresponding percentage of shares eligible to be voted:

For	%	Against	%	Abstain	%	Broker non-votes
8,930,150	83.3	219,707	2.0	27,371	0.3	- 0 -

In connection with the Special Meeting, Wilber also solicited proxies with respect to a proposal to adjourn the Special Meeting at a later date or time, if deemed necessary or appropriate, if sufficient votes in favor of the Merger were not obtained at the time of the Special Meeting.  The adjournment proposal was not submitted to the shareholders of Wilber for approval at the Special Meeting because Wilber shareholders approved the Merger, as described above.

A copy of the press release announcing, among other things, the results of the Special Meeting is included as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

99.1	Press release dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILBER CORPORATION
(Registrant)

/s/ Joseph E. Sutaris
Joseph E. Sutaris
Secretary, Treasurer & Chief Financial Officer

Date: March 25, 2011